UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 30, 2015

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, following the recommendation of the nominating and corporate governance committee (the “Governance Committee”) of the Board of Directors (the “Board”) of Dermira, Inc. (the “Company”), the Board increased the size of the Board from nine to 10 directors and elected Kathleen Sebelius to fill the newly created directorship as a Class I director to hold office for a term expiring at the 2018 Annual Meeting of the stockholders, which is the next stockholder meeting at which Class I Directors will be elected.  Concurrently with the appointment of Ms. Sebelius to the Board, the Board also appointed Ms. Sebelius as a member of the Governance Committee, removed Fred Craves as a member of the Governance Committee and appointed Dr. Craves to the compensation committee of the Board.

In connection with her service as a director, Ms. Sebelius will receive the Company’s standard non-employee director cash and equity compensation. Ms. Sebelius will receive a $35,000 annual retainer for her service as a director and a $3,500 annual retainer for her service as a member of the Governance Committee, each of which will be pro-rated for calendar year 2015. In connection with her election to the Board, Ms. Sebelius was granted a nonqualified stock option to purchase 20,689 shares of the Company’s common stock (the “Option”). The exercise price per share underlying the stock option was $23.34, the closing price of the Company’s common stock on September 30, 2015, the date on which Ms. Sebelius was appointed to the Board and the Board granted the Option.  The Option will vest ratably over three years, with one-third of the shares vesting on each anniversary of the grant date, for so long as Ms. Sebelius serves as a director of the Company. The Option is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and its related grant agreements. Ms. Sebelius will be eligible for additional grants under the Company’s board compensation policy beginning in 2016.

In addition, Ms. Sebelius has signed the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 19, 2014.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Dermira, Inc., dated September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: September 30, 2015	By:	/s/ Andrew L. Guggenhime
Name: Andrew L. Guggenhime
Title: Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dermira, Inc., dated September 30, 2015